Exhibit 5.1

Baker Tilly WM LLP
1500 - 401 Bay Street
Toronto, Ontario
Canada M5H 2Y4
T: +1 416.368.7990
F: +1 416.368.0886

toronto@bakertilly.ca
www.bakertilly.ca

Consent of Independent Accounting Firm

The Board of Directors

Engine Media Holdings, Inc.

We consent to the use in this Registration Statement on Form F-10 of:

-	our report, dated January 7, 2021, on the consolidated financial statements of Engine Media Holdings, Inc. (formerly, Torque Esports Corp.) and its subsidiaries, which comprise the consolidated statement of financial position as at August 31, 2020 and the consolidated statement of loss and comprehensive loss, consolidated statement of shareholders’ equity (deficiency) and consolidated statement of cash flows for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies;

-	our report, dated November 12, 2020, on the consolidated financial statements of Frankly Inc. and its subsidiaries, which comprise the consolidated statements of financial position as at December 31, 2019, December 31, 2018 and January 1, 2018, the consolidated statements of income (loss) and comprehensive income (loss), consolidated statements of changes in shareholders’ deficit and consolidated statements of cash flows for the years ended December 31, 2019 and December 31, 2018, and notes to the consolidated financial statements, including a summary of significant accounting policies; and

-	our report, dated November 12, 2020, on the financial statements of WinView, Inc., which comprise the statements of financial position as at December 31, 2019 and 2018, and the statements of loss and comprehensive loss, statements of changes in equity and statements of cash flows for the years then ended, and notes to the financial statements, including a summary of significant accounting policies.

each of which is included in this Registration Statement on Form F-10 being filed by Engine Media Holdings, Inc. with the United States Securities and Exchange Commission.

/s/ Baker Tilly WM LLP

Toronto, Canada	Baker Tilly WM LLP
March 25, 2021	Chartered Professional Accountants
Licensed Public Accountants